                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement                                 [ ] Confidential, for Use of the Commission
[X] Definitive Proxy Statement                                      Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             THE PARTS SOURCE, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                             THE PARTS SOURCE, INC.
                             (D/B/A ACE AUTO PARTS)

                            1751 S. MISSOURI AVENUE
                           CLEARWATER, FLORIDA 34616

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 15, 1997

TO THE SHAREHOLDERS OF THE PARTS SOURCE, INC.

         The Annual Meeting of Shareholders of The Parts Source, Inc. will be held at Holiday Inn Select located at 3535 Ulmerton Road, Clearwater, FL 34622 on May 15, 1997 at 10:00 a.m., Eastern Daylight Time, for the following purposes:

         1. To elect four directors to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

         2. To consider and act upon a proposal to amend the Company's 1995 Incentive and Non-Statutory Stock Option Plan to increase the number of shares issuable pursuant to the exercise of options granted under said plan from 175,000 to 300,000 shares of the Common Stock of the Company;

         3. To ratify the reappointment of Grant Thornton LLP, the Company's independent certified public accountants for 1997.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed April 4, 1997 at the close of business, as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof.

         A Proxy Statement and form of Proxy are enclosed.

         Shareholders are cordially invited to attend the meeting. Whether or not you expect to be present, please date, sign and return the Proxy in the enclosed envelope, which requires no postage if mailed in the United States. If you are present at the meeting and desire to vote in person, you may revoke the Proxy.

                                        By order of the Board of Directors

                                         /s/ Robert A. Cox, Jr.
                                        -----------------------------
                                        Robert A. Cox, Jr., Secretary
Dated:   April 15, 1997
         Clearwater, Florida

                             THE PARTS SOURCE, INC.
                              Clearwater, Florida

                                PROXY STATEMENT

         The Proxy enclosed with this statement is solicited by the Board of Directors of The Parts Source, Inc. (the "Company") for use at the Annual Meeting of Shareholders, and any adjournments thereof, to be held on May 15, 1997 at 10:00 a.m., Eastern Daylight Time, at Holiday Inn Select located at 3535 Ulmerton Road, Clearwater, FL 34622 for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. All expenses incident to the solicitation of the Proxies will be borne by the Company.

         Shareholders executing Proxies may revoke them at any time prior to use, by written notice to the Secretary of the Company, by subsequently executing another Proxy or by specific personal action at the meeting. A Proxy when executed and not revoked will be voted and, if it contains any specifications, it will be voted in accordance therewith. If no choice is specified, shares covered by the Proxy will be voted in favor of the proposal to be acted upon and in the discretion of the Proxy holder upon such other matters as may properly come before such meeting or any adjournment thereof.

         A copy of the Annual Report for 1996 is enclosed.

         SHAREHOLDERS ENTITLED TO VOTE AND PRINCIPAL SHAREHOLDERS

         As of the close of business on April 4, 1997, the record date for determining the shareholders entitled to vote at the annual meeting, there were issued and outstanding and entitled to vote a total of 3,412,273 shares of the Company's Common Stock (the only class of securities outstanding), each of which is entitled to one vote.

         The only persons who owned of record or were known by the Company to own beneficially on April 4, 1997 more than 5% of the outstanding shares of Common Stock of the Company were the following:

                                                        NUMBER OF                         PERCENT
NAME  AND ADDRESS                                     SHARES OWNED                       OF CLASS
-----------------                                     ------------                       --------
Thomas Cox(1)                                            940,000                           27.5%
Robert Cox(1)                                            940,000                           27.5%
Autoparts Finance, Inc.                                  227,273                            6.7%
  c/o APS., Inc.
  15710 John F. Kennedy Blvd.
  Houston, TX 77032

All Directors and Officers                             1,880,000                           55.0%
of the Company as a Group
(6 in number)
------------

(1)      The address of Messrs. Thomas and Robert Cox is The Parts Source, 1751
         S. Missouri Avenue, Clearwater, Florida 34616

VOTING PROCEDURES


         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The Company's By-laws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of Common Stock of the Company entitled to vote at the meeting are present in person or represented by proxy.

                             ELECTION OF DIRECTORS

         PROXIES in THE ACCOMPANYING FORM WILL BE VOTED AT THE MEETING, UNLESS AUTHORITY TO DO SO IS WITHHELD, in FAVOR OF THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW.

         It is proposed that the shareholders elect four directors. The term of each director elected will be until the next Annual Meeting of Shareholders or until his successor is duly elected and qualified. It is intended that the proxies will be voted for the nominees listed below and cannot be voted for more than nominees. Each nominee is at present available for election, but if any nominee should become unavailable, the persons voting the accompanying proxy may, at their discretion, vote for a substitute. Certain information concerning the nominees is set forth below.

                                                                                       COMMON SHARES
                                                                   SERVED               BENEFICIALLY
                                                                     AS                 OWNED AS OF
                                                                  DIRECTOR             APRIL 4, 1997
                                                                                       -------------
      NAME                                 AGE                     SINCE          NO. SHS.        % SHS.
      ----                                 ---                     -----          --------        ------
Thomas D. Cox                              48                       1996            940,000         29.5%
Robert A. Cox                              51                       1996            940,000         29.5%
James M. Chadwick, Esq.(1)                 41                       1996           3,000(2)             *
M. Steven Sembler(1)                       41                       1996           3,000(2)             *

-----------------------

* Less than 1%.
(1) Member of Audit and Compensation Committee
(2) Shares underlying options currently exercisable

         THOMAS D. COX has been President of the Company and its predecessors from 1977 to the present, except for approximately an eighteen month interval (1991-1993) during which the predecessor company was owned by F. J. M. Investments Inc. In 1992, Thomas Cox, together with his brother, Robert Cox, opened an aftermarket auto parts store and caused the Company to be formed. In 1993, the Company purchased the assets and assumed certain of the liabilities of Ace/Linco. Mr. Thomas Cox has served on numerous warehouse associations and councils, advising aftermarket manufacturers on the needs of the auto parts industry.

         ROBERT A. COX has been Vice President from 1977 to the present except for approximately a two-year interval (1991-1993) during which the predecessor company was owned by F. J. M. Investments, Inc. Mr. Cox has served as Executive Vice President of the Company since November 1992. From 1971 to May

1977, Mr. Cox was Vice President of Florida Outdoor, Inc., a family owned corporation specializing in billboard advertising.

         JAMES M. CHADWICK, ESQ. is a practicing attorney and a partner in the law firm of Renfrow & Chadwick (since 1983), specializing in representation of non-profit organizations. He is also president of Carteret Management Corporation (since 1974) and Vice President of RGR, Inc.(since 1983). Carteret Management Corporation provides a comprehensive management program for apartments and skilled-nursing facilities and RGR, Inc. is a housing consulting firm which has been responsible for the development of over 50 apartment communities, the majority of which involve independent living for low in come elderly and/or handicapped individuals.

         M. STEVEN SEMBLER has been president and owner of Sembler Investments since 1988. The company invests and holds interests in shopping centers, mobile home parks, a medical equipment company and a construction service company.

         Non-employee directors receive $500 per meeting attended.

         During 1996, the Board of Directors held ten meetings. Each director attended at least 75% of the meetings held.

COMMITTEES

         The Board of Directors has established a Compensation and Audit Committee. The members of the Compensation and Audit Committee are Messrs. James Chadwick and M. Steven Sembler. The Compensation Committee reviews general policy matters relating to compensation and benefits of employees generally and has responsibility for reviewing and approving compensation and benefits for all officers of the Company. The Compensation Committee also administers the Company's Stock Option Plan and recommends grants of the specific options under the Stock Option Plan.

         The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company. The Audit Committee has general responsibility for surveillance of financial controls, as well as for accounting and audit activities of the Company. The Audit Committee annually reviews the qualifications of the independent certified public accountants, makes recommendations to the Board as to their selection, reviews the scope, fees and results of their audit and approves their non-audit services and related fees. The Audit Committee meets periodically with management and with the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters.

                       REMUNERATION OF EXECUTIVE OFFICERS

         The following table sets forth certain information relating to the compensation earned by the Chief Executive Officer of the Company and each of the other executive officers of the Company whose total cash compensation for the past year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                               ANNUAL COMPENSATION
NAME AND PRINCIPAL POSITION                               YEAR                      (SALARY)
---------------------------                               ----                 -------------------
Thomas Cox, President                                     1996                      $112,575
                                                          1995                        91,898
Robert A. Cox, Jr., Vice President                        1996                      $112,275
                                                          1995                        91,898

         Messrs. Thomas and Robert Cox have entered into two year employment agreements, which commenced in April 1996, pursuant to which each person receives an annual compensation of $120,000.

STOCK OPTION PLAN

         Under the Company's Stock Option Plan (the "Plan") 175,000 shares of Common Stock are currently reserved for issuance upon exercise of stock options. The Plan is designed as a means to retain and motivate key employees. The Stock Option Committee administers and interprets the Plan. Options may be granted to all eligible employees of the Company, including officers sand non-employee directors and others who perform services for the Company.

         The Plan provides for granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code) and non-statutory stock options. Options are granted under the Plan on such terms and at such prices as determined by the Board of Directors, except that the per share exercise price of the options cannot be less than the fair market value of the Common stock on The date of the grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution. The Company has granted incentive stock options to purchase an aggregate of 139,000 shares of Common Stock to certain officers and key employees of the Company. The Company granted to Messrs. Robert Morgan and Frank Kelly options to purchase 40,000 shares each, and granted to 39 employees options to purchase an additional 59,000 shares. All options expire five years from the date of grant. The options granted to Messrs. Morgan and Kelly are exercisable at the rate of 40% at the end of the second year and 20% at the end of each of other succeeding three years and the options granted to employees are exercisable in full at the end of the second year. The Company also granted options to purchase 3,000 shares of Common stock to each of the non-employee directors. The options are exercisable in full one year from the date of grant and expire five years from the date of grant. In November 1996, the Company issued options to purchase 30,000 shares of Common Stock in connection with an acquisition. Such option is exercisable 20% per year commencing in November 1997. All options granted are exercisable at prices ranging from $8.00 per share to $12.00 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Prior to the creation of the Compensation Committee in March 1996, decisions on executive compensation were made by Thomas Cox, the Company's Chief Executive Officer, and Robert Cox, Executive Vice President. Since April 1996, Messrs. Thomas and Robert Cox have been employed under the employment agreements described under the Summary Compensation Table.

                              CERTAIN TRANSACTIONS

         In connection with the acquisition of Ace in 1993, the Company assumed a note payable to the father of Thomas and Robert Cox in the amount of $779,157. In December, 1993, Messrs. Thomas and Robert Cox substituted their personal note for the assumed note. The note had been reduced to $551,932 and the Company issued a new note to Thomas and Robert Cox for the outstanding balance. The note is a demand note bearing interest at the rate of nine percent (9%) per annum through May 2006. As of December 31, 1995 the balance outstanding was $475,734. In addition, as of December 31, 1995 there was a receivable due the Company from Thomas and Robert Cox of $152,222 for monies advanced to them. At the time of the public offering in April 1996, the parties offset the receivable against the note, as a result of which the balance due on the note was reduced to $323,512. At December 31, 1996, the balance due was $197,292.

         The Company leases ten of its traditional stores and one battery distribution center from entities affiliated through the common ownership of Messrs. Thomas and Robert Cox. One traditional store which contains the corporate offices is leased from Mrs. Joan Z. Cox, Trustee, the mother of Thomas and Robert Cox. Each of the leases expire December 31, 2000. Rent expense under such leases aggregated $504,731 and $502,818 in 1995 and 1996, respectively. The Company believes that the lease terms are at least as comparable to those that could be obtained from unaffiliated third parties.

         In connection with the purchase of Ace by the Company in 1993, the Company borrowed approximately $3,250,000 from AFCO (approximately $2.5 million at December 31, 1995), which amount was evidenced by a promissory note bearing interest at prime plus 2% (currently 10.25%) per annum. In addition, in June 1994, in connection with the Company's purchase of four wholesale locations from APS, the Company financed the purchase by giving AFCO a promissory note in the amount of $2,850,000, bearing interest at prime plus 2% (currently 10.25%) per annum. Each of the notes was payable in monthly installments of principal and interest, the final payment being due September 15, 2010. The two notes were secured by substantially all of the assets of the Company and were guaranteed by Thomas and Robert Cox. A portion of the proceeds of the public offering were used to pay such notes, thereby eliminating Thomas and Robert Cox's obligation under their guaranty. Thomas and Robert Cox continue as personal guarantors on Company trade payables which was approximately $2,150,000 at December 31, 1996.

         Prior to the public offering the Company acted as a guarantor of mortgage notes issued to an unaffiliated lending institution, in the approximate amount of $4,100,000 at December 31, 1995, by Linco and Cozer Enterprises. Each are real estate holding entities owned by Thomas and Robert Cox which lease ten of the Ace Auto Parts stores and the battery distribution center to the Company. Upon consummation of the offering, the lending institution released the Company from its guarantee based on Thomas and Robert Cox pledging as collateral shares of Common Stock of the Company held by them having a value of $1,000,000.

         On December 31, 1995, Messrs. Thomas and Robert Cox transferred to the Company substantially all of the assets ($128,261) and certain liabilities ($128,261) of The Battery Source, a division of Linco and a distributor of automotive batteries, for a nominal consideration ($1.00).

         All transactions between the Company and its officers, directors and 5% shareholders will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the independent, disinterested directors of the Company.

                             PROPOSAL TO AMEND THE
                               1995 INCENTIVE AND
                        NON-STATUTORY STOCK OPTION PLAN

         The Company maintains a 1995 Incentive and Non-Statutory Stock Option Plan (the "Plan") under which incentive and non-qualified options may be granted to employees, directors and certain key affiliates. Under the Plan, options may be granted at not less than the fair market value on the date of grant. Options may be subject to a vesting schedule and expire ten years after grant.

         The 1995 Plan originally reserved 175,000 shares of the Company's Common Stock for issuance thereunder. Currently, all of the 175,000 options authorized are outstanding. The Company has in the past utilized and wishes in the future to utilize the Plan to attract, maintain and develop management by encouraging ownership of the Company's Common Stock by key employees, directors and others.

         Options under the Plan are either "incentive options" ("ISOs") under
Section 422A of the Internal Revenue Code of 1986, as amended, or "non-qualified stock options" ("NQOs") which are not intended to so qualify.

         On April 1, 1997, the Board of Directors approved and recommends to the shareholders that they approve a proposal to amend the Company's Plan to increase the number of shares of Common Stock available for grant under the Plan from 175,000 to 300,000. The proposed amendment will cause Section 3.1 of the Plan to be replaced with the following revised Section 3.1:

         3.1 Shares Subject to Plan. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share ("Common Stock"). the total number of shares that may be issued pursuant to options granted under the Plan shall not exceed 300,000 shares of Common Stock.

         The proposed amendment to the Plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the Meeting. Proxies will be voted in accordance with the specifications marked thereon and, if no specification is made, will be voted "FOR" adoption of the proposed amendment to the Plan.

         Except for such amendment, if approved by holders of a majority of the shares present in person or represented by proxy at the meeting, the Plan will remain unchanged. The following is a summary of the provisions of the Plan. This summary is qualified in its entirety by reference to the Plan, a copy of which may be obtained from the Company.

SUMMARY DESCRIPTION OF THE STOCK OPTION PLAN

         The Plan is administered by the Board of Directors of the Company and the Compensation Committee (the "Committee") appointed by the Board of Directors. Upon the recommendation of the Committee, the Board is authorized to grant incentive stock options to officers and other key executive and management employees of the Company. The current members of the Committee appointed by the Board of Directors are James M. Chadwick, Esq. and M. Steven Sembler. The Committee establishes rules and regulations for the operation of the Plan, selects persons to receive options, determines the option price for shares subject to each option, and determines the number of shares subject to grants.

         If there is a stock split, stock dividend, or other relevant change affecting the Company's shares, appropriate adjustments would be made in the number of shares that could be issued in the future and in the number of shares and price under all outstanding grants made before the event. Future options may also cover such shares as may cease to be under option by reason of total or partial expiration, termination or voluntary surrender of an option.

         The aggregate fair market value (determined at the time an option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by any person during any calendar year under the Plan shall not exceed $100,000.

         The vesting period for options granted under the Plan are set forth in an option agreement entered into with the optionee. ISOs granted to an optionee terminate 90 days after retirement. In the event of death or disability, all vested options expire 180 days from the date of death or termination of employment due to disability.

         Unless otherwise provided in any option, each outstanding option shall become immediately fully exercisable in the event of : (i) a change of control of the Company, (ii) a merger, consolidation, reorganization or dissolution in which the Company does not survive, or (iii) the sale, release, exchange or disposition of substantially all the property and assets of the Company.

STOCK OPTIONS

         The Board of Directors and the Committee may grant options qualifying as ISOs under the Internal Revenue Code of 1986, as amended, or as NQOs. The Committee determines the duration of each option; however, the term of an option cannot exceed ten (10) years from the date of grant and cannot exceed five (5) years in the case of a greater than 10% shareholder. The option price for an ISO is the fair market value of a share of the Company's Common Stock on the date of grant, whereas the option price for an NQO may be more or less than the fair market value on the date of grant. The grantee can pay the option price in cash, or if permitted, by delivering to the Company shares of Common Stock owned by the grantee that have a fair market value equal to the option price. Shares cannot be issued or transferred upon the exercise of an option until the option price is paid in full.

         During the year ended December 31, 1996, the Company granted options to purchase 80,000 shares to two officers, 59,000 shares of Common Stock to 39 employees of the Company, 6,000 shares to its two non-employee directors and 30,000 shares in connection with an acquisition. As a result, all of the options available for issuance under the Plan have been granted. Neither the number nor value of future option awards to be received by or allocated to particular participants or groups of participants is presently determinable.

   At April 8, 1997, the market value per share of Common Stock was $15 1/2.

FEDERAL INCOME TAX CONSEQUENCES

         The holder of an ISO does not realize taxable income upon the grant or upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the option is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the at the exercise date, and the Company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

         An optionee does not realize taxable income upon the grant of an NQO if the exercise price is equal to the fair market value. If the exercise price is less than the fair market value, the optionee will realize income equal to the difference between the exercise of the NQO in an amount equal to the difference between the exercise price and the market value on the date of exercise. The Company is entitled to a deduction at the same time and in a corresponding amount.

         In general, if an optionee delivers previously-owned shares in payment of the exercise price of an option, no gain or loss will be recognized on the exchange of the previously-owned shares for an equivalent number of newly issued shares. However, if the previously-owned shares delivered in payment of the exercise price were acquired pursuant to the exercise of an ISO and if the requisite option holding periods are not satisfied (see above), then the optionee will realize ordinary income on the delivery of the previously-owned shares as in the case of any other "early" disposition of option-acquired shares.

RECOMMENDATION OF THE BOARD

         The Board of Directors recommends a vote "FOR" the proposal to amend the Company's Stock Option Plan to increase the number of shares of Common Stock available for grant from 175,000 to 300,000. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of such increase.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Certified Public Accounting firm of Grant Thornton LLP, the Company's independent accountant for 1996, has been selected as the Company's independent accountant for 1997. A representative of that accounting firm will be present at the meeting with the opportunity to make a statement and respond to appropriate questions.

         The Board of Directors recommends a vote "FOR" ratification of the appointment of Grant Thornton LLP as the Company's independent accountant for the year ending December 31, 1997.

                                 VOTE REQUIRED

         A majority of the outstanding shares of stock will be necessary to constitute a quorum for the transaction of business at the meeting. The election of directors, the adoption of the amendment to the Company's 1995 Incentive and Non-Statutory Stock Option Plan and the ratification of Grant Thornton LLP, as the Company's independent accountants, will require a vote of a majority of the shares present in person or by proxy at the meeting.

                                 OTHER MATTERS

         Management has no information that any other matters will be brought before the meeting. If, however, other matters do come before the meeting, it is the intention of the persons named in the Proxy to vote the shares represented by the Proxy in accordance with their best judgment, discretionary authority to do so being included in the Proxy.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         In order to be included in the proxy materials for the 1998 Annual Meeting of Shareholders of the Company, shareholder proposals must be received by the Company not later than January 30, 1998.

                                             THE PART SOURCE, INC.

                                              /s/ Robert A. Cox, Jr.
                                             -----------------------------
                                             Robert A. Cox, Jr., Secretary
Date: April 15, 1997

                                                                       APPENDIX

                             THE PARTS SOURCE, INC.
                           D/B/A ACE AUTO PARTS, INC.
                            1751 S. MISSOURI AVENUE
                             CLEARWATER, FL. 34616

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Thomas D. Cox and Robert A. Cox, Jr., as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of The Parts Source, Inc. held of record by the undersigned as of April 4, 1997 at the Annual Meeting of Shareholders to be held on May 15, 1997 or any adjournment thereof.

1. To elect four Directors to hold office until the next Annual Meeting of Shareholders.

         ___                                 ___.
         ___ FOR all nominees listed below   ___ WITHHOLD AUTHORITY to vote for
               (except as marked to the             all nominees listed below
                   contrary below)

                                  Thomas D. Cox
                                  Robert A. Cox, Jr.
                                  James M. Chadwick, Esq.
                                  M. Steven Sembler

         INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided._______________________

2. To amend the Company's 1995 Incentive and Non-Statutory Stock Option Plan (the "Plan") to increase the number of shares issuable pursuant to the exercise of options granted under said Plan from 175,000 to 300,000 shares of Common Stock.

         FOR [ ]            AGAINST    [ ]         ABSTAIN  [ ]

3. Ratification of appointment of Grant Thornton LLP as the Company's independent accountants for 1997.

         FOR [ ]            AGAINST    [ ]         ABSTAIN  [ ]


4. In their discretion, the holders of this Proxy are authorized to vote upon such other business as may properly come before the meeting.

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1, 2 and 3.

               (Continued, and to be signed on the reverse side)

Please sign exactly as name appears below. When shares are hold by joint tenants, both should sign. When signing as attorney, as executor, administrator or trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


         ______________________________
         Signature


         ______________________________
         Signature, if held jointly


         DATED: _____________, 1997

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.